As Filed with the Securities and Exchange Commission on April 11, 2002
Registration No. 333-73754

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM SB-2

Registration Statement
Under the Securities Act of 1933

Waistech International, Inc.
(Name of Small Business Company as Specified In Its Charter as Amended)

Nevada (State of Incorporation)	7370 (Primary Standard Industrial Classification Code Number)	_____________________ (I.R.S. Employer Identification No.)

Suite 1200, 999 West Hastings Street
Vancouver, British Columbia, Canada V6C 2W2
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

Anthony C.Y. Chow, President
Waistech International, Inc.
c/o 699 Sierra Rose Drive, Suite B
          Reno, Nevada 89511
(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Fraser and Company
Suite 1200, 999 West Hastings Street
Vancouver, British Columbia, Canada V6C 2W2
Telephone No.: (604) 669-5244
Facsimile No.: (604) 669-5791

Approximate date of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value of $0.001	1,000,000	$1.00 (2)	$1,000,000	$92.00
Common Stock, par value of $0.001	2,404,465	$1.00 (3)	$2,404,465	$221.21
Total	3,404,465		Total Registration Fee	$313.21 (4)

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(2)   Offered by us. It is anticipated that the public offering price of the common stock will be approximately $1.00.

(3)   Offered by the persons named in this prospectus under the caption "Selling Stockholders".

(4)   A filing fee of $921.43 was paid when this registration statement was originally filed on November 14, 2001.

This prospectus relates to 3,404,465 shares of our common stock, of which 2,404,465 shares are offered by the persons named in this prospectus under the caption "selling stockholders". The shares of our common stock may be sold directly or through brokers or dealers. The 2,404,465 shares may be offered from time to time by the selling stockholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or through other commonly used methods to trade publicly available stock, at market prices prevailing at the time of sale or negotiated prices. Until the shares of the Company are quoted for trading on the NASD OTC Bulletin Board (the "OTCBB"), the selling stockholders will sell their shares at a price of $1.00 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling stockholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $1.00 per share. Up to 1,000,000 shares of our common stock are being sold by us, at a price of $1.00 per share on a self-underwritten, best efforts basis, with no minimum. Our offering will commence on the date of this prospectus and will continue until the earlier of March 1, 2003, all of the shares offered are sold, or we otherwise terminate the offering.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

In the event of a stock split, stock dividend or similar transaction involving common stock of the Company, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities and Exchange Commission.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED April 11, 2002

PROSPECTUS

Waistech International, Inc.
1,000,000 shares of Common Stock at $1.00 per share and
2,404,465 shares of Common Stock

This is the first public offering of our securities. The common stock available for sale as a result of this prospectus will be sold by us and current stockholders. We will not receive any money from the sale of our common stock by the selling stockholders.

Prior to this offering, there has been no public market for our common stock. We have not applied yet to have our common stock quoted on the OTC Bulletin Board, which is maintained by the National Association of Securities Dealers, Inc. If an application is not filed or if our application to have our common stock quoted on the OTC Bulletin Board is not approved, there will be no trading market for our common stock. The shares will be priced based upon bid and ask quotes submitted by broker-dealers.

A total of up to 3,404,465 shares may be sold pursuant to this prospectus. This includes 1,000,000 shares of our common stock, which as of the date of this prospectus, have not been issued. Such shares are being offered by us, using our officers, directors, and broker-dealers on a self-underwritten, best efforts basis with no minimum investment requirement. We may receive little or no funds from this offering. The funds that we receive from this offering will not be placed into an escrow account. We are not engaging underwriters for this offering. The remaining 2,404,465 shares may be sold pursuant to this prospectus by the persons named in this prospectus under the caption "Selling Stockholders".

An investor should read the Risk Factors section of this prospectus, commencing on page 9 before deciding whether to invest in these securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________________, 2002.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
RISK FACTORS	9
USE OF PROCEEDS	17
DETERMINATION OF OFFERING PRICE	18
CAPITALIZATION	19
DILUTION	20
MANAGEMENT'S PLAN OF OPERATIONS	21
DESCRIPTION OF PROPERTY	22
BUSINESS	23
EMPLOYEES	29
MANAGEMENT	29
EXECUTIVE COMPENSATION	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
PLAN OF DISTRIBUTION	34
DESCRIPTION OF SECURITIES	38
LEGAL PROCEEDINGS	41
REPORTS	41
EXPERTS	41
LEGAL MATTERS	41
AVAILABLE INFORMATION	41
FINANCIAL STATEMENTS	42

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SIGNIFICANT ASPECTS OF OUR BUSINESS AND THIS OFFERING, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS."

Our Business

We are currently a developmental stage company with no operating history. We are a Nevada corporation engaged indirectly in the business of developing an internet web portal. We may in the future engage in a business other than development of an internet web portal. We do not intend to presently do so.

We became a partner of a joint venture called ChinaE-Online Ltd. ("ChinaE-Online") by acquiring 80% of an equity interest of ChinaE-Online held by Jadepear Investment Ltd. ("Jadepear"), a Hong Kong company controlled by Anthony Chow, one of the directors and principal stockholder of the Company. On November 6, 2001, Jadepear assigned and transferred the equity interest it owned of ChinaE-Online to us in exchange for $1.

The other two partners of ChinaE-Online are the Computing Center ("Computing Center") of Ministry of Foreign Trade and Economic Cooperation ("MOFTEC") and China Intric Limited ("China Intric") which is subordinate to the International Trade & Economic Cooperation Research Institute under MOFTEC. Computing Center and China Intric each own a 10% equity interest of ChinaE-Online.

The joint venture was formed to disseminate information from various Chinese government organizations on a web portal site. This information includes government announcements, statistic reports, tariff information, and internal communication documents. In the future, the joint venture also intends to provide consulting service on e-business information and Internet technology, and develop E-commerce in the People's Republic of China ("PRC").

On January 8, 2002, we obtained approval from the Beijing Mentougou District Commission of Foreign Economic Relations and Trade for the establishment of the ChinaE-Online joint venture. On January 18, 2002, we received a Certificate of Approval from the People's Government of Beijing for Establishment of Enterprises with Investment of Taiwan, Hong Kong, Macao and Overseas Chinese in the People's Republic of China. Computing Center is presently applying for a business license for ChinaE-Online to operate business in China. MOFTEC has agreed to obtain all necessary licenses for ChinaE-Online to operate as an internet content provider in the PRC.

Use Of Proceeds

We will not receive any proceeds from the sale of the 2,404,465 shares of our common stock by the selling stockholders.

We will use the net proceeds of the offering of 1,000,000 shares of our common stock to fund our participation in ChinaE-Online. We contemplate that our funds will be utilized for required purposes, including but not limited to contributing towards working capital of ChinaE-Online, designing and building a Chinese/English web portal and for our own working capital and general corporate purposes. (See "Use of Proceeds" on page 17.) Under the joint venture agreement, Jadepear had a right to receive up to eighty (80%) percent of profits generated by ChinaE-Online, and was required to contribute $1,350,000 to the capital funding of ChinaE-Online. Prior to Jadepear transferring its equity interest to us, this funding requirement was waived by the other two partners of ChinaE-Online. As of the date hereof, no money has been advanced to ChinaE-Online by us. (See "Joint Venture Agreement" for further details.)

Our principal executive office is located at Suite 1200, 999 West Hastings Street, Vancouver, British Columbia, Canada V6C 2W2. We also have an office at Unit 401, Main Tower, 28 Donghouxiang, Andingmenwai, Beijing 100710, China. Our registered statutory office is located at 699 Sierra Rose Drive, Suite B, Reno, Nevada NV 89511. Our fiscal year end is February 28.

The Offering

Securities Offered by the Company	1,000,000 shares of common stock
Initial Offering Price	$1.00 per share
Securities Outstanding Prior to the Offering	15,046,715 shares
Securities Potentially sold by selling stockholders	2,404,465 shares
Securities Outstanding Subsequent to the Offering	16,046,715 shares
Proposed OTC Bulletin Board Symbol	Shares - "WAIS"

This prospectus relates to the offer and sale of up to 1,000,000 shares of common stock at a price of $1.00 per share, with a par value of $0.001, of Waistech International, Inc. We are selling these shares on a self-underwritten, no minimum basis, commencing on the date of this prospectus and continuing until the earlier of March 1, 2003, all of the shares offered are sold, or we otherwise terminate the offering.

Concurrently with the offering of 1,000,000 shares of common stock being made by the Company, the potential resale of 2,404,465 shares by certain selling stockholders is being registered on this registration statement. Until the shares of the Company are quoted for trading on the OTCBB, the selling stockholders will sell their shares at a price of $1.00 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling stockholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $1.00 per share.

Summary financial information

We were incorporated on October 14, 1999, and we have not commenced operations on the development of our internet web portal. The following data has been provided based on the audited period from October 15, 1999 (the date commencement of our business activities) through February 28, 2001 and for the nine months ending November 30, 2001 and should be read in conjunction with our financial statements, which are included in this prospectus.

From October 15, 1999 (inception) through February 28, 2001

Balance sheet data:
Working Capital	$ 0
Total assets	4
Total liabilities	10,000
Stockholders' deficit	(9,996)

Statement of operations data:
Net Revenue	$ 0
Total expenses	10,000
Net Loss	(10,000)

Nine months ending November 30, 2001
Balance sheet data:
Working Capital	$ 0
Total assets	307
Total liabilities	20,668
Stockholders' deficit	(20,361)

Statement of operations data:
Net Revenue	$ 0
Total expenses	10,689
Net Loss	10,689

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE SHARES OF OUR COMMON STOCK.

Risks Related To This Offering

We are selling up to 1,000,000 shares of our common stock on a self-underwritten, best efforts basis. As a result, purchasers of our common stock will not have the benefit of an underwriter's due diligence, whose task is, among others, to confirm the accuracy of the disclosures made in this Prospectus.

Up to 1,000,000 shares of our common stock are being sold by us, on a self-underwritten, best efforts basis. There is no minimum amount that we must receive with respect to these shares and we may receive no or a small amount of proceeds. Due to the fact that we are not engaging underwriters, there will be no due diligence performed with respect to shares of common stock sold pursuant to this offering. An underwriter's due diligence involves confirming the accuracy of disclosures made in the prospectus and helping the issuer arrive at a fair price for the securities being sold. Persons who invest in this offering should be aware of a conflict of interest on our part as a result of the fact that there is no independent underwriter which will perform due diligence with respect to the Company, confirm the accuracy of our disclosures made in this prospectus or help us arrive at a fair price for our common stock.

We are less likely to sell the shares we are offering on a self-underwritten, best efforts basis than if we were selling the shares through an underwriter.

By selling our stock on an self-underwritten, "best efforts" basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us in connection with this offering. We will undertake our own best efforts to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities which we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. If we do not raise a sufficient amount of funds through this offering, we may not be able to adequately contribute proceeds to ChinaE-Online or any other joint venture and we may not be able to successfully proceed with our plan of operations. This may cause significant losses and our stockholders may lose all or a substantial portion of their investment.

The market for our securities is unsure and may be volatile.

There is no current market for our securities and there can be no assurance that a market will exist in the future. If a trading market in our securities never develops, our investors may undertake significant costs associated with the sale of our securities to third parties or there may be a risk that our investors will not be able to resell any shares of our securities that they purchased. In addition, if a trading market does develop, there can be no assurance that our common stock can be resold either at or near its original trading prices.

We intend to list our common stock on the NASD OTC Bulletin Board, which is maintained by the NASD. The listing will be subject to us meeting certain conditions, the filing of additional documents and retaining the services of a market maker.

There can be no assurance that we will pay any dividends on our common stock.

We have the right to receive up to eighty (80%) percent of the profits generated by ChinaE-Online. There can be no assurance that we will have sufficient earnings from ChinaE-Online or any future joint ventures to pay any dividends with respect to our common stock.

Moreover, even if we have sufficient earnings from ChinaE-Online or any future joint ventures, we are not obligated to declare dividends with respect to our common stock. The future declaration of any cash or stock dividends will be in the sole and absolute discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends. To date, we presently intend to retain earnings, if any, for the investment in our joint venture and any future joint ventures.

Risks Related to Our Company

We are a recently organized company and lack an operating history and we have no revenues.

We are a recently organized company and lack an operating history. We have no revenues and have minimal operations and assets, which may result in short term losses for our investors because of our lack of capital to invest our joint ventures. We are entering a competitive market through our joint venture with Computing Center and China Intric. You should be aware of the difficulties which we will encounter because we recently commenced operations, including, but not limited to, competition and unanticipated costs and expenses. There can be no assurance that we will ever receive profits from our joint venture or any future joint ventures. If the business and development plans with respect to ChinaE-Online or any future joint ventures proves to be unsuccessful, our stockholders may lose all or a substantial part of their investment.

We may require additional financing to meet our capital requirements.

We may need additional financing to meet our share of the capital requirements for the development of an internet web portal, administrative expenses and other costs with respect to our joint venture and any future joint ventures. Nevertheless, our joint venture and any future joint ventures will be dependent upon sources such as: funds acquired pursuant to this offering the amount of which is uncertain, future earnings from the operations of the development of internet web portal, the availability of funds from private sources including, but not limited to, loans and additional private placements, and the availability of funds through an additional public offering. We currently have no arrangements to obtain additional financing, although management continues to have discussions with venture capitalists, accredited investors and brokerage firms. In view of our lack of an operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous. If adequate funds are not available from operations or additional sources of financing, we may not be able to successfully proceed with our plan of operations which may cause significant losses and our stockholders may lose all or a substantial part of their investment.

We expect to incur significant losses for the foreseeable future and there can be no assurance that we will ever achieve profitability.

There may be significant expenditures with respect to the development of an internet web portal which are unknown at this time.

ChinaE-Online is still in the process of designing and building an internet web portal, and therefore it expects to incur significant losses on both a quarterly and an annual basis for the foreseeable future. We and our joint venture partners are expecting losses to continue until such time as the internet web portal is designed, built and ready for operation, and the intranet websites of the participating Chinese government departments are developed. We and our joint venture partners may never be able to achieve profitability on a quarterly or annual basis. If we do not, our business operations may cease and potential investors will lose all or substantially all of their investment.

Conflicts may exist with our officers and directors, Anthony Chow, Anthony Lee and Donald Chan, which may cause Messrs. Chow, Lee and Chan to give priority to other matters over our needs or the needs of ChinaE-Online, which may materially affect our operations.

There are several conflicts associated with our officers and directors. These conflicts include engaging in other businesses similar or dissimilar to ours and allocating their time and services between us and the other entities with which they are involved. In addition to sitting on our Board of Directors, Anthony Chow is a member of the Board of Directors of a number of other companies. Anthony Lee, our Vice President, is also a member of the Board of Directors of a number of other companies. These conflicts may cause our officers and directors to give priority to other matters.

Our officers and directors own a large percentage of our voting stock and could exert significant influence over matters requiring stockholder approval.

Anthony Chow, together with Jadepear Investment Ltd., currently own approximately 11,750,000 shares or approximately 78.1% of our outstanding common stock, based upon shares of stock outstanding as of March 31, 2002. Accordingly, Anthony Chow, our president and director, is able to exert significant control over all matters requiring approval by our stockholders, including, but not limited to, the election of directors and the approval of mergers or other business combinations.

We have arbitrarily determined the initial public offering price of the common stock in our direct placement offering without regard to traditional valuation criteria.

The price of the 1,000,000 shares we are offering for sale under this prospectus was arbitrarily determined in order for us to raise up to a total of $1,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were our limited operating history, the proceeds to be raised by the offering, the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and our relative cash requirements. The initial public offering price may not be indicative of the market price for the common stock after the offering, which price may decline below the initial public offering price.

We rely on software and hardware systems that are susceptible to failure

Any system failure or inadequacy that causes interruptions in the availability of ChinaE-Online's services, or increases the response time of ChinaE-Online's services, as a result of increased traffic or otherwise, could reduce user satisfaction, future traffic and our attractiveness to subscribers. In addition, as the amount of web pages and traffic increases, there can be no assurance that ChinaE-Online will be able to scale its systems proportionately. ChinaE-Online is also dependent upon web browsers, Internet Data Centers, and other web site operators in the PRC and elsewhere, which have experienced significant system failures and electrical outages in the past and our users have experienced difficulties due to system failures unrelated to our systems and services.

We may be unable to effectively expand our services and provide a substantial number of users, which may render us unable to ever be profitable

Due to the limited access to our internet services, ChinaE-Online may not be able to attract a substantial number of end users at high volume. Access is limited (a) by the relatively low number of computers in the population; (b) cost of computers; and (c) local access problems such as location of telephone and internet connections. Accordingly, we may always be unprofitable.

We will be licensing technology rights from third parties, and our inability to obtain these licenses at commercially reasonable terms will adversely affect our business

We intend to license any necessary technology from third parties. These technology licenses may not be available to us on commercially reasonable terms, if at all. Our inability to obtain any of these technology licenses could delay or compromise the introduction of new services and could materially and adversely affect our business and financial condition. Without these licenses, we may not be able to provide the subscription service to our customers on a timely or useful basis. Our customers may cancel their subscription if we do not provide satisfactory service at an affordable price using the most up-to-date available technology.

We may be held liable for information retrieved from our network, which the PRC could use as grounds to limit operations or penalize us

Because our services can be used to download and distribute information to others, there is a risk that claims may be made against us for defamation, negligence, copyright or trademark infringement or other claims based on the nature and content of this material, such as violation of censorship laws in the PRC. Although we may decide to carry general liability insurance, the insurance may not cover potential claims of this type, or may not be adequate to indemnify ChinaE-Online for all liability that may be imposed. Any imposition of liability that is not covered by ChinaE-Online's insurance or is in excess of the insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Risks Related To The PRC And Internet Industry

The PRC internet industry is a developing market and has not been proven as an effective commercial medium

The market for internet services in the PRC has only recently begun to develop. Since the internet is an unproven medium for commercial services, our future operating results from subscription services will depend substantially upon the increased use of the internet for information, publication, distribution and commerce. "E-commerce" is yet an unproven concept on the internet in PRC.

Our computer system is vulnerable to hacking, viruses and other disruptions which could impair our operations

Inappropriate use of our internet services could jeopardize the security of confidential information stored in our computer system, which may cause losses to us. Inappropriate use of the internet includes attempting to gain unauthorized access to information or systems-commonly known as "cracking" or "hacking." Although we plan to implement security measures to protect our facilities, these measures could be circumvented. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation in our services. ChinaE-Online does not carry "errors and omissions" or other insurance covering losses or liabilities caused by computer viruses or security breaches.

Political, Economic And Regulatory Risks In The PRC

There are economic risks associated with doing business in the PRC which could affect our operations

Although the Chinese economy has experienced significant growth in the past decade, this growth has been uneven across geographic and economic sectors and has recently slowed. There can be no assurance that this growth will not continue to decrease or that the slow down will not have a negative effect on our business.

As a result, our Chinese clients and suppliers may have limited access to credit which may adversely affect our business. In addition, the international financial markets in which the securities of the PRC government, agencies and private entities are traded also have experienced significant price fluctuations upon speculation that the PRC government may devalue the Renminbi which could increase our costs relative to our PRC revenues.

Regulation of the information industry in the PRC may adversely affect our business

The PRC enacted regulations governing internet access and the distribution of news and other information. The Propaganda Department of the Communist Party was given the responsibility to censor news published in the PRC to ensure, supervise and control political correctness. The Ministry of Information Industry has published implementing regulations that subject online information providers to potential liability for content included on their portals and the actions of subscribers and others using their systems, including liability for violation of Chinese laws prohibiting the distribution of content deemed to be socially destabilizing. Because many Chinese laws, regulations and legal requirements with regard to the internet are relatively new and untested, their interpretation and enforcement of what is deemed to be socially destabilizing by Chinese authorities may involve significant uncertainty.

In addition, the Chinese legal system is a civil law system in which decided legal cases have little precedential value. As a result in many cases it is difficult to determine the type of content that may result in liability. The Company cannot predict the effect of further developments in the Chinese legal system, particularly with regard to the internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement, or the preemption of local regulations by national laws.

The Ministry of Public Security will periodically stop the distribution of information over the internet which it believes to be socially destabilizing. This Ministry has the authority to cause any local IDC to block any web site maintained outside of the PRC at its sole discretion. The web sites that are blocked in the PRC include many major news-related web sites such as www.cnn.com, www.latimes.com, www.nytimes.com and www.appledaily.com. The Chinese government has also expressed its intention to closely control possible new areas of business presented by the Internet, such as internet telephony. If the Chinese government were to take any action to limit or eliminate the distribution of information through our website or to limit or regulate any current or future applications available to users on our website, this action could have a material adverse effect on our business, financial condition and results of operations.

The Chinese government also regulates access to the internet by imposing strict licensing requirements. The Company cannot provide assurance that we will be able to obtain any necessary licenses or that future changes in Chinese government policies affecting the provision of information services, including the provision of online services and internet access, will not impose additional regulatory requirements on us or our service providers, intensify competition in the Chinese information industry or otherwise have a material adverse effect on our business, financial condition and results of operations.

Restrictions on currency exchange could limit our ability to repatriate our revenues from PRC and pay for technology and equipment

Although Chinese governmental policies were introduced in 1996 to allow greater convertibility of the Renminbi, significant restrictions still remain. The Company can provide no assurance that the Chinese regulatory authorities will not impose greater restrictions on the convertibility of the Renminbi to the western currencies. The government could refuse to allow the exchange, or could restrict the amount or volume of exchange. Because the majority of our future revenues may be in the form of Renminbi, any future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside the PRC, if the Company ever have any. This restriction, if it occurs, may affect our ability to pay non-Chinese suppliers of technology and equipment in U.S. dollars or other acceptable currency.

Compliance with related laws and regulations

The operations of ChinaE-Online are subject to local, provincial and national laws and regulations in the PRC. Our joint venture partner, Computing Center, is presently applying for a business license for ChinaE-Online to operate business in China. Computing Center of MOFTEC has agreed to obtain all necessary licenses for ChinaE-Online to operate as an internet content provider in the PRC. We are unable to assess or predict at this time what effect the regulations or legislation could have on ChinaE-Online's activities in the future.

Local Regulation: We cannot determine to what extent our future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations on a local level in PRC.

National Regulation: We cannot determine to what extent our future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations on a national level.

The value of our investments in PRC may be adversely affected by significant political, economic and social uncertainties in the PRC. Any changes in the policies by the government of the PRC could adversely affect us by, among other factors, changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, the expropriation or nationalization of private enterprises, or political relationships with other countries.

Other Business Risks

Our success depends on our retention of key personnel and on the performance of those personnel, and if we do not keep personnel, it could be detrimental to our operations

Our success depends on the performance of our management team and also on the performance of ChinaE-Online and the management team of ChinaE-Online.

We do not plan to have "key person" life insurance policies on any of our employees that we will hire nor do we plan to have employment agreements for fixed terms with any of our future key employees. Any of the employees, including any member of our management team, may terminate his or her employment with the Company or ChinaE-Online at any time. Given its early stage of development, we depend on our ability to attract, retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified technical, sales, marketing and customer service personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, network engineering and product management.

Share purchasers could suffer dilution from issuances of shares in the future

The Company may issue additional shares to finance our future capital and operations requirements and for acquisitions of other companies to consolidate into our operations. Any issuance will reduce the present percent of ownership of previous investors and may result in additional dilution to investors purchasing shares from this offering.

Possible depressive effect of future sales of common stock

As of March 31, 2002, the Company has 15,046,715 issued and outstanding shares of common stock, including those being offered for resale in this registration. The 2,404,465 shares of common stock offered by the selling stockholders will be freely tradable without restriction under the Securities Act when our registration statement becomes effective. Subject to restrictions on transfer referred to below, all other shares of common stock which the Company have not registered are treated as "restricted securities" as defined under the Securities Act and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock.

Enforceability of civil liabilities against our Company

All of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of these persons' assets are located outside the United States. As a result, it may be difficult for you, within the United States, to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.

Forward-looking Statements

Statements in this prospectus discuss future expectations and plans which are considered forward-looking statements. Sentences which incorporate words such as "believes," "intends," "expects," "predicts," "may," "will," "should," "contemplates," "anticipates," or similar statements are based on our beliefs and expectations using the most current information available to us. In view of the fact that the discussions in this registration statement are based upon our estimates and beliefs concerning circumstances and events which have not yet occurred, the anticipated results are subject to changes and variations as future operations and events actually occur and could differ materially from those discussed in the forward-looking statements. Moreover, although we reasonably expect, to the best of our knowledge and belief, that the results to be achieved by us will be as set forth, this is not a guarantee and there can be no assurance that any of the potential results which are described will occur. Furthermore, there will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and the differences may be material.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 2,404,465 shares of our common stock by selling stockholders. Up to 1,000,000 shares of our common stock are being sold by us, on a self-underwritten, "best efforts" basis. There is no minimum amount that we must receive with respect to these shares and we may receive either no proceeds or a small amount of proceeds. We estimate that our net proceeds from our offering of 1,000,000 shares of our common stock will be approximately $925,000 after deducting estimated offering expenses of $75,000. We will use the net proceeds of this offering to invest in our joint venture, ChinaE-Online, and to meet any of our share capital requirements and general corporate purposes. If we do not raise a sufficient amount of funds through this offering, we may not be able to adequately contribute proceeds to our joint venture and we may not be able to successfully proceed with our plan of operations. We will retain broad discretion in the allocation of the net proceeds of this offering. The amounts we actually spend will depend upon a number of factors, described elsewhere in this prospectus.

The Company will scale its planned operations in relation to the funds raised. The Company intends to utilize any proceeds approximately and in the order of priority as follows:

	$500,000 - Amount of Gross Proceeds Raised (Note A)	$1,000,000 - Amount of Gross Proceeds Raised (Note B)
Designing Web Portal:
- Product Development costs (salaries) *	50,000	80,000
- Consulting Fees *	20,000	40,000
Sales and Marketing Staff - Portal *	40,000	100,000
General Marketing and Public Relations **	67,500	148,000
Travel & Training costs *	15,000	45,000
Working Capital (includes overhead, administrative expenses and general corporate purposes) **	112,500	287,000
Salaries & Benefits **	120,000	225,000
Offering Expenses	75,000	75,000
Total	$500,000	$1,000,000

Note A: The Company believes that it needs at least $500,000 to fulfil the business plan of ChinaE-Online.

Note B: Raising $1 million will allow us to provide sufficient cash to ChinaE-Online to fund its operations for the next 12 months.

*   100% of these expenses may be categorized as our capital contributions towards ChinaE-Online.

**  50% of these expenses may be categorized as our capital contributions towards ChinaE-Online.

The foregoing represents the Company's best estimate of its allocation of the net proceeds of this offering based upon the current state of its business, operations and plans, current business conditions and the Company's evaluation of its industry. Future events, including problems, delays, expenses and complications that may be encountered, changes in economic or competitive conditions and the results of the Company's sales and marketing activities may make shifts in the allocation of funds necessary or desirable. Management will have broad discretion to determine the use of proceeds.

We have wide discretion in the use of our proceeds. We reserve the right to use the funds obtained from this offering for other purposes not presently contemplated which we deem to be in our best interest and the best interest of our shareholders. As a result, our success will be substantially dependent upon the discretion and judgment of our management. The application and allocation of the net proceeds of the offering are determined by discretion and judgment of our management. Should there be any material changes in the above projected use of proceeds, we will issue an amended prospectus.

DETERMINATION OF OFFERING PRICE

Prior to this offering of our common stock, there has been no public market for any of our securities and there can be no assurance that a market will develop. The price of our common stock for the public offering, when sold by us, will be $1.00 per share. The selling stockholders intend to list their shares of our common stock on the open market. The price of our common stock, when sold by the selling stockholders, will be determined by broker-dealers and market makers in negotiated transactions, or trades over the open market. Among factors which may be considered by broker-dealers, market makers and investors to determine the price for the selling stockholders' shares of our common stock in the public market are:

-   estimates of our business potential;

-   prevailing market conditions in the U.S. economy and the market in which we intend to compete;

-   an evaluation of other companies comparable to us and their ability to effectively compete with our product.

Until the shares of the Company are quoted for trading on the OTCBB, the selling stockholders will sell their shares at a price of $1.00 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling stockholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $1.00 per share.

The offering price of our common stock sold by us has been arbitrarily determined by us and should not be construed as indicative of the value of our common stock. There can be no assurance that any of our common stock could be sold for the offering price of $1.00 or for any other amount.

CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2001.

Liabilities:
Current liabilities	$ 20,668
Stockholders' equity:
25,000,000 common voting shares authorized, $.001 par value 15,935,715 shares issued and outstanding	328
Deficit accumulated during the development stage	(20,689)
Total Stockholders' equity	(20,361)
Total liabilities and stockholders' equity	307

This prospectus should be read in conjunction with the financial statements and the notes to those statements which appear elsewhere in this prospectus. The discussion in this prospectus contains forward looking statements which reflect our plans, estimates and beliefs of management concerning circumstances and events which have not yet occurred, the anticipated results are subject to changes and variations as future operations and events actually occur and could differ materially from those discussed in the forward-looking statements. Moreover, although management reasonably expects, to the best of its knowledge and belief, that the results to be achieved by us will be as set forth in the following discussion, the following discussion is not a guarantee and there can be no assurance that any of the potential results which are described therein will occur. Furthermore, there will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and the differences may be material.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets, divided by the number of shares of common stock outstanding.

Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders who paid nominal consideration for their shares. Accordingly, to the extent you purchase shares for a market price that exceeds net tangible book value per share, you will suffer an immediate dilution.

The following table illustrates the pro forma per share dilution, assuming the sale of all of the 1,000,000 shares offered by Waistech.

Offering price per share		$1.00
Net Tangible book value before the Offering	$0.00
Increase per share attributed to new investors	$1.00
Pro forma net tangible book value per share after the Offering		$0.0578
Dilution in net tangible book value to new investors		$0.9422

The following table summarizes as of the date of this prospectus, the difference (assuming all of the 1,000,000 shares offered by Waistech are sold) between the existing stockholders and the new stockholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing Stockholders (1)	15,046,715	93.8%	$6,824	0.7%	$0.00
New Investors	1,000,000	6.2%	$1,000,000	99.3%	$1.00
Total (2)	16,046,715	100%	$1,006,824	100%

(1)   The total consideration paid by existing stockholders of $6,824 is based on cash paid by the founders for their stock.

(2)   The foregoing does not include 50,000 shares reserved for issuance pursuant to the Warrants, the issuance of which may result in further dilution to new investors.

MANAGEMENT'S PLAN OF OPERATIONS

We were incorporated on October 14, 1999 in the state of Nevada. The following discussion and disclosure represents our intended business plan and our intent with respect to the future operations of our business.

We are a partner in a joint venture called ChinaE-Online Ltd. Under the terms of the Joint Venture Agreement we have the right to receive up to an 80% equity interest in our joint venture. We will use the net proceeds of the offering of 1,000,000 shares of our common stock to fund our contribution towards ChinaE-Online. Under the Joint Venture Agreement, Jadepear was required to pay to ChinaE-Online US$1,350,000 as its capital contributions, and China Intric was required to pay to ChinaE-Online US$150,000 as its capital contributions. Prior to Jadepear transferring its equity interest of ChinaE-Online to us, Computing Center and China Intric waived the requirement for Jadepear, and therefore the Company, to pay any money to ChinaE-Online to retain our 80% equity interest. As of March 31, 2002, we have not contributed any money to ChinaE-Online.

As a development stage company, our activities have been devoted to obtaining financing and developing a business plan for building an internet web portal in China.

We plan to start developing an internet web portal only after we raise a sufficient amount of funds through this offering, and therefore we expect to incur significant losses on both a quarterly and an annual basis for the foreseeable future. We, Computing Center and China Intric are expecting losses to continue until such time as the internet web portal is developed, built and ready for operation, and the intranet websites of the participating Chinese government departments are developed. Additionally, we will incur expenses in the total amount of $75,000, in connection with the issuance and distribution of the securities being registered hereby.

During the next 12 months, ChinaE-Online intends to develop an internet web portal and assist in the development of intranet websites of the Chinese government departments that are presently providing information to Jadepear. Management believes that the amount of cash that will be needed for the next 12 months is approximately $900,000.

Based upon the full amount of the offering being raised, management believes it will provide sufficient cash flow for the next 12 months.

If less than the full amount is raised from this offering, we will be delayed in developing the web portal and intranet websites for the Chinese government departments. We may require additional financing through private placements and or advances from related parties.

Business Opportunity

We intend to leverage our web portal business and expertise in developing intranet websites for Chinese government departments and expand into other areas of e-commerce in China. Once the web portal and intranet websites are developed, Jadepear will stop disseminating printed reports and Jadepear's existing subscribers will have to pay a subscription fee to ChinaE-Online for online access to the same information.

China's entry into the World Trade Organization will create opportunities for our business and bolster investor confidence. Beijing's successful bid for the 2008 Olympics has also raised China's international profile and signals its participation in the global economy.

Internet Industry And The PRC Market

Computer Industry in PRC

The Chinese internet market is growing exponentially, and is changing at a rapid rate. According to the latest Statistical Report on China's Internet Network Development, the number of Internet users in PRC had reached 16.9 million by June 30, 2001, a 90% increase over the 8.9 million users in December 31, 2000 ("CNNIC, June 2001").

People who are young and educated characterize the Chinese Internet user demographic. According to the survey conducted by CNNIC ("CNNIC, June 2001"), almost 85% of Internet users are between the ages of 18 and 35, have college degrees or above, and earn above-average salaries. These characteristics represent the profiles of the new generation who are computer literate, open to accepting fresh concepts, and interested in learning new technologies.

Governmental Regulation For Internet Services in The PRC

Since the internet is still a fledging industry in China, the Chinese government has adopted a series of favorable policies and measures to accelerate its development. The Ministry of Information Industry has recently clarified that the government encourages Chinese language content and the operation of ICPs in China. They have also emphasized that the regulations for ICPs will change when PRC joins the World Trade Organization ("WTO"), indicating that the industry will become more liberalized.

Industry Background

The rapid deployment of the internet has introduced fundamental changes in the way information can be produced, distributed and consumed, lowering the cost of publishing information and extending its potential reach. Companies from many industries are publishing products and company information or advertising materials and collecting customer feedback and demographic information interactively. The structure of the web documents allows an organization to publish significant quantities of information while simultaneously allowing each user to view selected information that is of particular interest in a cost effective and timely fashion.

DESCRIPTION OF PROPERTY

Our principal executive office is located at Suite 1200, 999 West Hastings Street, Vancouver, British Columbia, Canada V6C 2W2. This office space is leased by Fraser and Company, our Canadian counsel, and Fraser and Company has agreed not to collect rent from the Company and the Company pays no rent for the use of this address.

We also have an office at Unit 401, Main Tower, 28 Donghouxiang, Andingmenwai, Beijing 100710, China. This office space is leased by Jadepear and the Company pays no rent for the use of this address. Anthony Chow, an officer and director of the Company, is also a principal of Jadepear.

BUSINESS

In this document, terms such as the "Company", "us" and "our" refer to Waistech International, Inc. and its affiliates, as the context may require, and terms such as our joint venture refers to ChinaE-Online.

Waistech International, Inc. (the "Company" or "Waistech") was formed as a Nevada corporation on October 14, 1999, under the name "Petcare.Card, Inc.". On February 16, 2001, the name of the Company was changed to "Waistech International, Inc.". On March 7, 2001, the Company rolled-forward its common stock such that every one old share was exchanged for 1,000 new share of common stock in the capital of the Company. The Company has been in the developmental stage since inception and has never engaged in any operational activities, other than issuing shares to its stockholders.

Our initial action was becoming a partner of ChinaE-Online by acquiring an 80% equity interest of ChinaE-Online from Jadepear in exchange for $1, and assuming Jadepear's liabilities and benefits in the joint venture agreement (the "Joint Venture Agreement") dated June 2001, between Computing Center, Jadepear and China Intric. Pursuant to this Joint Venture Agreement, we have the right to receive up to eighty (80%) percent of profits generated by ChinaE-Online. Anthony Chow, our President, director and 78.1% stockholder, is also a director of ChinaE-Online. ChinaE-Online has eight appointed directors. Under the Joint Venture Agreement, we have a right to appoint five of the eight directors of the ChinaE-Online joint venture.

For the past 5 years, Jadepear has been exclusively providing proprietary government related information from the Chinese government to major international corporate users such as Shroders Asia Ltd., Merrill Lynch (Asia Pacific) Ltd., Bank of Tokyo-Mitsubishi, Ltd., Bank of America NT & SA, Banque Paribas, Intel Semiconductor Ltd., China Telecom (H.K.) Ltd., KPMG Peat Marwick, White & Case, Exxon Chemical International - Asia Ltd. Various government ministries such as MOFTEC, China Securities Regulatory Commission, People's Bank of China, The State Tax Bureau, and Customs General Administration, have been providing information directly to Jadepear to disseminate among its corporate subscribers/customers. Proprietary information includes government announcements, statistic reports, tariff information, and internal communication documents.

Jadepear's interest in ChinaE-Online does not represent the major portion of the business and assets of Jadepear. Jadepear has other significant business interest in China.

As of March 31, 2002, we own an 80% interest in ChinaE-Online, and Computing Center and China Intric each own a 10% interest in ChinaE-Online. ChinaE-Online is not presently conducting any business.

On January 8, 2002, the Commission of Foreign Economic Relations and Trade of China approved the establishment of ChinaE-Online as a "Cooperative Joint Venture". On January 18, 2002, the People's Government of Beijing issued a Certificate of Approval for "Establishment of Enterprises with Investment of Taiwan, Hong Kong, Macao and Overseas Chinese in the People's Republic of China". The permitted scope of business of ChinaE-Online is to develop computer and internet telecom technology, produce the software and hardware products of such technology; provide consulting service on e-business information and internet technology and sell its products. Computing Center is presently applying for a business license for ChinaE-Online to operate business in China. MOFTEC has agreed to obtain all necessary licenses for ChinaE-Online to operate as an Internet Content Provider ("ICP") in the PRC.

We may, in the future, enter into additional joint ventures with other companies, which may or may not be affiliated with Computing Center or China Intric and our management and controlling stockholders, for the purpose of engaging indirectly in the business of e-commerce or other business opportunities in the discretion of management of the Company.

ChinaE-Online was formed to take advantage of Jadepear's relationship with Computing Center and China Intric. For the past 5 years, Jadepear has been working exclusively with China Intric in disseminating Chinese government announcements, statistic reports, tariff information, and its internal communication documents in paper format to its subscribers. Each subscriber pays in advance an average annual subscription fee of US$380 per year. Depending on the publication, subscribers receive 12 to 30 issues per year and have a choice of receiving an English or Chinese version. Each subscriber may elect to renew the subscription after each year.

Jadepear is controlled by Anthony Chow, our president and a director, who owns 11.6% of our class of common stock, and Jadepear owns 66.5% of our class of common stock. ChinaE-Online intends to design and build a web portal, using both the Chinese and English languages. This information will be available electronically to our subscribers for a fee. It is intended that ChinaE-Online will maintain the portal when developed. A portal is an Internet website that enables visitors to search for and visit other related sites, access related services and obtain relevant data.

ChinaE-Online will be the owner of the web portal when built, and any revenues or sales from the web portal belongs to ChinaE-Online. We will only receive earnings if ChinaE-Online decides to distribute its profits to us and our joint venture partners. Under the terms of the Joint Venture Agreement, ChinaE-Online's Board of Directors shall be comprised of eight members, of which we are entitled to appoint five. Presently, ChinaE-Online has eight appointed directors, Anthony Chow, our director, is also a director of ChinaE-Online. The directors of ChinaE-Online will appoint the managers and officers to operate its business.

The site will be mainly written in Chinese (both simplified and traditional), but will also have an extensive English site to provide context and information to international corporations.

Initially, ChinaE-Online plans to charge the subscribers an upfront annual fee of approximately $1,000 for the use of the website. In the future, ChinaE-Online plans to charge subscribers an added fee for additional information we plan to include on our website.

Development of the ChinaE-Online Web Portal

The first stage in the completion of ChinaE-Online's business plan will be the development of its web portal.

We plan to outsource the development of the web site to a firm with proven expertise at designing, building and maintaining websites of this nature and in the Chinese and English languages. Our management has identified several companies that have the capability to complete development of web sites of this nature. Upon the commissioning of a firm to build the web site, we plan to hire a production manager to work within our offices to ensure proper project deliverables, budget and timeline criteria are met. We anticipate that this person will be a sophisticated website developer with experience in the coding language defined as the most appropriate by the development firm.

We presently do not have sufficient funds to develop our Internet portal web site. Development of the Internet portal web site is conditional upon the Company obtaining financing.

Marketing

ChinaE-Online intends to sell its services to existing subscribers/customers of Jadepear.

Development of Websites & Information Content

After the ChinaE-Online Internet web portal is completed, ChinaE-Online will assist in the development of intranet websites for Chinese government departments that wish to modernize their internal communication systems. We will charge consulting fees for each website that we assist in developing and maintaining. We plan to outsource the development of the websites to independent IT professionals. Our goal is to link these government websites with our web portal to provide added value information to our subscribers.

We plan to charge a fee based on a time incurred basis, if the Chinese government departments desire ongoing service from us such as maintaining and upgrading a web site.

Internet Content Provider (ICP)

ChinaE-Online intends to initially provide the following basic information package to its subscribers:

-   Government publications and announcements:

-   Chinese government internal communication documents (proprietary information owned by ChinaE-Online)

-   Announcements of the China People's Bank (the Central Bank of China)

-   Announcements of the China Securities Regulatory Commission

-   On-line Yearbook on China's International Trade and Economic Development

-   On-line WTO documents

ChinaE-Online will receive this information from China Intric. China Intric has an agreement with the following Chinese government departments to distribute reports:

-   MOFTEC

-   China Securities Regulatory Commission

-   People's Bank of China

-   The State Tax Bureau

-   Customs General Administration

In the next two years, ChinaE-Online intends to provide the following information to its subscribers for additional fees:

-   Organization profile listing service: information includes principals, goals, stockholders, and contact information of the organization

-   Financial news: stocks and security market information, currency conversion rates

-   Laws and regulations: with a focus on international trade, finance and insurance, taxation and tariffs, and real estate

-   Statistics and yearbooks on various industries

-   On-line yellow pages: to include names and contact information of authorized import/export companies and 500,000 domestic companies; management reference library and links

Future Developments

In the future, ChinaE-Online plans to offer Internet Data Centre (IDC), and data storage facilities with Application Service Provider (ASP) provisions to complement the e-commerce infrastructure platform it intends to create.

Revenue Structure

ChinaE-Online anticipates its principal sources of income will derive from membership subscription fees for accessing online information, IDC service fees, as well as from those companies utilizing ChinaE-Online's turnkey e-commerce system.

Joint Venture Agreement

Formation of ChinaE-Online

In June 2001, Computing Center, Jadepear and China Intric entered into the joint venture agreement to form the joint venture, ChinaE-Online. ChinaE-Online is also governed by the rules of the Articles of Association of the joint venture. Both the joint venture agreement and the Articles of Association describe the legal obligations of each respective party in the ChinaE-Online joint venture.

Under the joint venture agreement, Computing Center and China Intric each owns 10% of the equity interest in ChinaE-Online and Jadepear owns 80% of the equity interest in ChinaE-Online. On November 6, 2001, Jadepear assigned and transferred all of the equity interest it owned of ChinaE-Online to us and in exchange for $1. The assignment of all or part of its interests in ChinaE-Online by any joint venture party to a third party other than existing joint venture parties are subject to the unanimous consent of other joint venture parties and the approval of the examination and approval authority. We have received the written consent of Computing Center and China Intric on the assignment and transfer of interest from Jadepear.

Set-up Costs and Expenses

Under the joint venture agreement, Jadepear was required to pay to ChinaE-Online US$1,350,000 as its capital contributions, and China Intric was required to pay to ChinaE-Online US$150,000 as its capital contributions. Prior to Jadepear transferring its equity interest of ChinaE-Online to us, Computing Center and China Intric have waived the requirement for Jadepear, and therefore the Company, to pay any money to ChinaE-Online. As of the date hereof, no money has been advanced to ChinaE-Online by us.

Computing Center will assist ChinaE-Online in: applying for registration, business license and other matters concerning the establishment of ChinaE-Online with the applicable Chinese government departments and ChinaE-Online will pay any such incurred expenses; recruiting technicians, workers and other personnel needed; assisting foreign workers and staff in applying for entry visas, work permits and handling their long term residence and travel procedures; assisting ChinaE-Online in making preparations prior to the commencement of the business; assisting ChinaE-Online in purchasing equipment, materials, articles for office use, means of communication and transportation facilities in China; assisting ChinaE-Online in contacting and settling the fundamental facilities such as water and electricity etc; obtaining all requisite approvals for ChinaE-Online or providing licences and permits for exclusive business operation and other conditions required for carrying out the business of ChinaE-Online; making available to ChinaE-Online its own business sources and connections so as to meet the business requirements of ChinaE-Online; and assisting in other matters requested by ChinaE-Online from time to time.

Capital Contributions

Although the joint venture parties have waived the requirement of Jadepear to provide the US$1,350,000 capital contribution, all parties will work towards the initial capital contribution of US$1,500,000. It is our intention to eventually increase the capital contribution to $15 million. If and when the capital contribution exceeds $15 million, the equity interest of Computing Center and China Intric may be diluted based on pro rata contributions made after $15 million. Otherwise, each party's equity interest remains the same until the capital contribution exceeds $15 million. We and our joint venture partners will cooperate in increasing the capital contribution to $15 million by issuing additional shares of Waistech, seeking debt financing from private sources, and entering into additional joint ventures. Management, in consultation with our joint venture partners, will decide the type and allocation of financing depending on market conditions and availability.

In addition, the joint venture parties will provide ChinaE-Online with all the engineering services in respect of the internet network which include but shall not be limited to: the engineering design; the integration, the installation and the testing of the internet network; the customization of the internet network protocol and of the network management software; the development of end user interface software and user application software; the technical support to the internet network and advisory service on maintenance; the supply of equipment and instruments to the internet network.

ChinaE-Online will bear all expenses incurred by the joint venture parties. ChinaE-Online is responsible for its operating expenditures of the web portal. These operating expenditures include: space and office rental, salaries, and overhead of network operators, leased lines, miscellaneous office furniture and equipment, internet system hardware and software, advertising, travel and promotion, reasonable entertainment, marketing costs, insurance and management cost.

Board of Directors

Under the Joint Venture Agreement, ChinaE-Online's Board of Directors shall have eight members, of which five directors to be appointed by us, one director to be appointed by Computing Center, and two directors to be appointed by China Intric. Each director is appointed for a term of 3 years, unless re-appointed for subsequent terms. Presently, ChinaE-Online has eight directors, one of whom is Anthony Chow, our director.

Management

The day-to-day operations of ChinaE-Online will be overseen by a general manager and four deputy general managers. The general manager will be a person recommended by us and appointed by the Board of Directors of ChinaE-Online.

Revenues and Profits

ChinaE-Online will own all revenues received from services and products generated from its web portal. All revenues will be deposited into a bank account in the name of ChinaE-Online. The revenues will be used to cover ChinaE-Online's operating costs. If the revenue received is less than the actual operating expenditures, ChinaE-Online will obtain the balance from the three partners on a voluntary contribution basis, or ChinaE-Online will seek additional funding.

The board of directors of ChinaE-Online has sole discretion concerning declaration of dividends. If a dividend is declared by the board of directors of ChinaE-Online, we will receive 80% of the profits and Computing Center and China Intric will receive 10% each while the aggregate capital contribution is less than $15 million.

Termination of Joint Venture

ChinaE-Online is formed for a term of 25 years from the date the license to operate a business in PRC is issued to ChinaE-Online. Presently, Computing Center is applying for this license. This term may be extended if the partners of ChinaE-Online agree to extend the term six months before the term expires, and make the necessary applications to extend the term.

Upon termination, the assets of ChinaE-Online will be liquidated and, after payment of all existing debts and liquidation expenses, will be distributed among the partners of ChinaE-Online in the following proportion: Computing Center and China Intric will each receive 10% and the Company will receive 80%. Any account books and documents will be maintained by Computing Center.

Financial Reports

We will receive a joint venture audited annual report within three months after the end of each fiscal year containing: audited financial statements as at the end of, and for, the fiscal year containing a balance sheet; a statement of profit and loss; a report of the Auditors on the financial statements stating that the financial statements have been prepared in accordance with international generally accepted accounting principles (International GAAP) adopted in the PRC consistently applied; and a report of allocations and distributions (whether directly or indirectly) to the joint venture parties.

EMPLOYEES

Apart from our executive officers and directors, we currently do not have any employees. We do not maintain "key man" insurance on the life of our executive officers and directors.

MANAGEMENT

Officers and Directors

The following individuals constitute all of our Senior Officers and Directors as of March 31, 2002.

Name	Age	Position
Anthony C.Y. Chow	36	President, Secretary, Treasurer and Director
Anthony W.Y. Lee	41	Vice President
Donald C. Chan	32	Director

No other persons are expected to make any significant contributions to the Company who are not executive officers or directors of the Company.

All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

Anthony C.Y. Chow is presently the President of the Company and has been a Director of the Company, since March 2001. Since 1991, Anthony Chow is the chairman and principal owner of Jadepear Investment Ltd., a Hong Kong company which also controls the following business ventures operating in China, and in which Mr. Chow holds the following positions:

-   Vice-Chairman of Polymer Plastics Products Ltd. in Jiansu, China since 1991, a company that manufactures construction materials.

-   Vice-Chairman of Xin Zhong Decorative Material Ltd. in He Bei, China since 1992, a company that manufactures wallpaper.

-   Vice-Chairman of Long Cheung Construction Engineering Ltd., in He Bei, China since 1992, a construction and engineering company.

-   Vice-Chairman of Long Xin Plastic Products Ltd. in Qi Qi Har, China since 1993, a company that manufactures biodegradable plastics.

-   Vice-Chairman of Jining Hotels Ltd. in Shang Dong, China since 1993, a hotel development company.

-   Chairman of Waistech Enterprises Ltd. since 1991, a Hong Kong trading company.

Mr. Chow is a dual degree holder in engineering and commerce, and has over 10 years experience in the import/export trade.

Anthony W.Y. Lee is presently the Vice President of the Company. Mr. Lee was the Secretary, Treasurer and a Director of the Company, since October, 1999. On March 25, 2002, Mr. Lee resigned as Secretary, Treasurer and Director of the Company, and on the same day the Board of Directors appointed Mr. Lee as Vice President of the Company. Mr. Lee has owned, operated and consulted businesses since 1982, from private companies to franchises and public corporations. As a financial planner licensed in both life insurance and Canadian investment funds since 1992. Mr. Lee was recruited in 1997 and appointed as Director of Marketing for North America with Mondoi International Inc., a Taiwanese manufacturer with exclusive Disney licensing. Presently, Mr. Lee is the Chief Executive Officer and Director of the internet company, Cinemazoo.com Enterprises Inc., an online animal agency. Mr. Lee also holds the position of President of a distribution company, Planet Detail Inc., that distributes a line of automotive chemical products to international automotive companies such as Prolong International Corp. of California, USA, AXSIS International of Mexico City, Mexico, and Netranger International Inc. of Taiwan.

Donald C. Chan was appointed as a Director of the Company in May, 2001. In the past six years, Mr. Chan has held senior accounting positions with the following companies in the United States:

-   From February 2001 to the present, Accounting Manager with Lucky Cab Company, a company providing transportation services in Las Vegas.

-   From July 1998 to January 2001, President of NB Tech, a Las Vegas computer wholesale and retail store.

-   From May 1995 to May 1999, Chief Financial Officer of BJMT Technology, a computer wholesale and distribution company in the City of Industry, California.

Mr. Chan has valuable experience in reporting and managing the financial operations of start-up companies. Mr. Chan is also a degree holder in Business Administration majoring in Finance and a Minor in Mathematics.

Family Relationships

Anthony Chow, President and Director of the Company, is married to the sister of Donald Chan, also a Director of the Company.

Board of Directors

Each member of the Board of Directors is elected annually and holds office until the next annual meeting of shareholders or until his successor has been elected or appointed, unless his office is earlier vacated in accordance with the Articles of Association of the Company. Officers serve at the discretion of the Board and are appointed annually.

None of our directors and/or executive officers have been the subject of any order, judgment, or decree of any governmental agency or administrator or of any court of competent jurisdiction, revoking or suspending for cause any license, permit of competent jurisdiction, revoking or suspending for cause any license, permit or other authority of such person or of any corporation of which he is a director and/or executive officer, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice, or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of the securities business or of theft or of any felony.

None of the Company's directors or executive officers are parties to any arrangement or understanding with any other person pursuant to which said individual was elected as a director or officer of the Company. Except as disclosed under "Family Relationships", no director or executive officer of the Company has any family relationship with any other officer or director of the Company.

Conflicts Of Interest

The Company's Officers and Directors are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as Officers and Directors of the Company. Insofar as the Officers and Directors are engaged in other business activities, management anticipates it will devote only a relatively minor amount of time to the Company's affairs.

The Officers and Directors of the Company are and may in the future become stockholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by the Company. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of the Company or other entities.

Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

The Officers and Directors are, so long as they are Officers or Directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and made available to the Company and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If the Company or the companies in which the Officers or Directors are affiliated with both desire to take advantage of an opportunity, then such Officer or Director would abstain from negotiating and voting upon the opportunity. However, the Officer and Director may still take advantage of an opportunity if the Company should decline to do so. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions. There is no order of preference or priority over the other affiliated companies to proceed with a proposed transaction with a target business. The Company will consider retaining an independent director to vote on such matters, if necessary, before such transactions are consummated, in the event of a conflict of interest.

There are no plans for Anthony Chow, President, Secretary, Treasurer and Director of the Company, Anthony Lee, Vice President of the Company, and Donald Chan, Director of the Company, to be compensated in the form of cash or shares of common stock of the Company upon completion of an acquisition or merger.

There are no agreements or understandings for Anthony Chow, Anthony Lee or Donald Chan to resign at the request of another person. Anthony Chow, Anthony Lee and Donald Chan are not acting on behalf of or will act at the direction of any other person, except at the time of a acquisition or merger and at the request of the controlling persons of the acquisition or merger candidate.

EXECUTIVE COMPENSATION

No cash compensation was paid to any of the Company's executive officers during the period ended November 30, 2001. The Company, as of March 31, 2002, has not issued to Anthony Chow or Anthony Lee any shares for their services to the Company. There is currently no policy in place that prevents the Company from compensating Anthony Chow, Anthony Lee, Donald Chan or any future officer, director or affiliate in the form of the Company's shares of common stock or other non-cash compensation. The Company has no current plans to compensate any of the aforementioned entities in this manner in the foreseeable future.

The Company has no agreement or understanding, express or implied, with any officer, director, or principal stockholder, or their affiliates or associates, regarding employment with the Company or compensation for services. The Company has no plan, agreement, or understanding, express or implied, with any officer, director, or principal stockholder, or their affiliates or associates, regarding the issuance to such persons of any shares of the Company's authorized and unissued common stock. There are no other plans, understandings, or arrangements whereby any of the Company's officers, directors, or principal stockholders, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with the Company's participation in a business. No advances have been made or contemplated by the Company to any of its officers, directors, or principal stockholders, or any of their affiliates or associates.

There is no policy that prevents management from adopting a plan or agreement in the future that would provide for cash or stock based compensation for services rendered to the Company.

Compensation of Directors

Currently there are no plans to compensate the Directors of the Company for their services.

Principal Stockholders

The following table sets forth, as of March 31, 2002, the number and percentage of outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each current director of the Company, (ii) each current executive officer of the Company, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company's outstanding common stock. Except as otherwise indicated, the persons named in the table below have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws (where applicable).
Title of Class	Name	Amount and Nature of Beneficial Ownership	Percent of Class
common stock	Jadepear Investment Ltd.	10,000,000 (1)	66.5%
common stock	Anthony C.Y. Chow	1,750,000	11.6%
common stock	Anthony W.Y. Lee	200,000 (2)	1.3%
common stock	China Trillion Investments Inc.	500,000	3.3%
common stock	Donald C. Chan	1,750,000	11.6%
common stock	All officers and directors as a group (3 persons)	15,100,000	94.4%

(1)   The beneficial owner of Jadepear Investment Ltd. is deemed to be Anthony Chow.

(2)   The beneficial owner of China Trillion Investments Inc. is Anthony Lee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 15, 1999, the Company issued 3,500 shares of common stock to Anthony Chow (1,750) and Anthony Lee (1,750), officers and directors of the Company, for consideration of $0.001 per share. On March 7, 2001, the Company rolled-forward its common stock such that every one old share was exchanged for 1,000 new share of common stock in the capital of the Company.

On May 11, 2001, the Company issued 10,000,000 (post roll-forward) shares of Common Stock to Jadepear. Anthony Chow, an officer and director of the Company, is also a principal of Jadepear.

On October 16, 2001, the Company issued 1,750,000 shares of Common Stock to Donald C. Chan, a director of the Company, for an aggregate consideration of $17.50.

On October 17, 2001, Anthony Lee transferred 800,000 shares of Common Stock to China Trillion Investments Inc., a company of which he is the sole beneficial owner, and 150,000 shares of Common Stock to Tranquility Bay Investments Ltd., a company which is not affiliated with Waistech, or Anthony Lee, or any director or officer of Waistech.

On November 6, 2001, Jadepear, a company controlled by Anthony Chow, our President and Director, transferred 80% equity interest in the ChinaE-Online joint venture to us for a nominal price of $1.00 and no other consideration.

On March 25, 2002, Anthony Lee resigned as Secretary, Treasurer and Director of the Company. The remaining two Directors then appointed Mr. Lee as Vice President of the Company. On the same day, Mr. Lee, and China Trillion Investments Inc., a company wholly owned by Mr. Lee, agreed to cancel an aggregate of 900,000 shares of common stock held by Mr. Lee and China Trillion. Mr. Lee and China Trillion did not receive any consideration for the cancellation of shares. The shares were returned to the authorized but unissued capital of the Company.

Other than the stock issuances and transaction set forth above and the discussion under the heading "Joint Venture Agreement", no material transactions involving the directors, senior officers or principal holders of the Company's securities, have occurred since the Company was incorporated.

Other than with Anthony Chow, our director and principal shareholder, no material transactions involving the other officers, directors and shareholders of Japepear and the Company have occurred since the Company was incorporated.

PLAN OF DISTRIBUTION

We currently do not have any arrangements with any broker-dealers. If we enter into such arrangements, we will file a post-effective amendment to disclose such arrangements because any broker-dealer participating in the offering would be acting as an underwriter and would have to be named in the prospectus. Furthermore, before the broker-dealer could participate in the offering, it must obtain a "no objection" position on the terms of the underwriting compensation from the NASD's Corporate Finance Department.

The Company's offering of 1,000,000 shares of common stock will be offered concurrently with the selling security holder offering of 2,404,465 shares of common stock.

Prior to this offering, no public market for our securities existed. A total of up to 3,404,465 shares may be sold pursuant to this prospectus. This includes 1,000,000 shares of our common stock, which as of the date of this prospectus, have not been issued. Such shares are being offered by us, using our officers, directors, and broker-dealers on a self-underwritten, best efforts basis. The remaining 2,404,465 shares may be sold pursuant to this prospectus by the stockholders listed below. Our offering will commence on the date of this prospectus and will continue until the earlier of March 1, 2003, all of the shares offered are sold, or we otherwise terminate the offering. Except as we have described above, the stockholders selling our stock have never held any position or office with us or had any other material with us.

Company's Offering - 1,000,000 Shares of Common Stock

Offering will be sold by one of our officers.

We are offering up to a total of 1,000,000 shares of common stock on a best efforts. It is anticipated that the offering price will be approximately $1.00 per share. Our offering will commence on the date of this prospectus and will continue until the earlier of March 1, 2003, all of the shares offered are sold, or we otherwise terminate the offering.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Anthony Chow, one of our officers and directors. Mr. Chow will receive no commission from the sale of any shares. Mr. Chow will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1.   The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and

2.   The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.   The person is not at the time of their participation, an associated person of a broker-dealer; and

4.   The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (c) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Chow is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Chow is and will continue to be one of our officers and directors at the end of the offering and has not been during the last 12 months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Chow has not during the last 12 months and will not in the next twelve months offer or sell securities for another corporation.

Offering Period and Expiration Date

Our offering will commence on the date of this prospectus and will continue until the earlier of March 1, 2003, all of the shares offered are sold, or we otherwise terminate the offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

-   execute and deliver a subscription agreement;

-   deliver a check or certified funds in U.S. dollars to us for acceptance or rejection.

All checks for subscriptions must be made payable to "WAISTECH INTERNATIONAL, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

Selling Stockholders - 2,404,465 shares of Common Stock

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. The selling stockholders may offer their shares of our common stock at various times in one or more of the following transactions:

-   in over-the counter market

-   in private transactions other than in the over-the-counter market;

-   in connection with short sales of our shares;

-   by pledge to secure debts and other obligations; or

-   in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. Until the shares of the Company are quoted for trading on the OTCBB, the selling stockholders will sell their shares at a price of $1.00 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling stockholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $1.00 per share.

The selling stockholders may use broker-dealers to sell their shares. Sales through brokers or dealers may involve one or more of the following:

-   block trades in which the broker or dealer so engaged will attempt to sell the selling stockholder's shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-   purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; or

-   ordinary brokerage transactions and transactions in which the broker solicits purchasers.

If a broker or dealer is engaged by a selling stockholder, such broker or dealer may either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents. Affiliates of one or more of the selling stockholders may act as principals or agents in connection with the offer or sale of shares by selling stockholders.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that Rule.

Selling stockholders have been advised that during the time each is engaged in distribution of the securities covered by this prospectus, to the extent applicable, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant to such Regulation:

-   shall not engage in any stabilization activity in connection with our securities;

-   shall furnish each broker through which securities covered by this prospectus may be offered the number of copies of this prospectus which are required by each broker; and

-   shall not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholder in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales and subject to any liabilities under such Act. Any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The following list assumes all shares which will be registered based on the filing of this prospectus are sold by the selling stockholders.

Selling Stockholders	Shares Owned Prior to Offering	Shares Issuable Upon Exercise of Warrants	Shares Registered	Shares Owned Following Offering
Anthony C.Y. Chow	1,750,000	0	500,000	1,250,000
Jadepear Investment Ltd.	10,000,000 (1)	0	500,000	9,500,000

China Trillion Investments Inc.	500,000 (2)	0	218,750	281,250
Donald C. Chan	1,750,000	0	500,000	1,250,000
Lance Morginn	200,000	0	100,000	100,000
Planet City Graphics Corporation	200,000	0	100,000	100,000
Tranquility Bay Investments Ltd.	150,000	0	150,000	0
Fraser and Company	71,430	50,000	121,430	0
David W. Smalley	214,285	0	214,285	0
Total			2,404,465

(1)   The beneficial owner of Jadepear Investment Ltd. is deemed to be Anthony Chow.

(2)   The beneficial owner of China Trillion Investments Inc. is Anthony Lee. Mr. Lee owns another 200,000 shares of common stock in his personal name, which shares are not being registered in this prospectus.

The warrants held by Fraser and Company allow for the purchase of 50,000 shares of common stock at a price of $5.00 per share at any time prior to October 15, 2011.

The following selling stockholders have current or past relationships with Waistech:

Name of Stockholder	Nature of Relationship
Anthony C.Y. Chow	Director, President, Secretary and Treasurer
Anthony W.Y. Lee	Vice President
Donald C. Chan	Director
Jadepear Investment Ltd.	Controlled by Anthony C.Y. Chow
China Trillion Investments Inc.	Controlled by Anthony W.Y. Lee
Fraser and Company	Law firm representing the Company, of which David W. Smalley is a partner

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 25,000,000 shares of common stock (the "common stock") with a par value of $0.001. On March 7, 2001, the Company rolled-forward its common stock such that every one old share was exchanged for 1,000 new share of common stock in the capital of the Company. On March 25, 2002, Mr. Lee, and China Trillion Investments Inc., a company wholly owned by Mr. Lee, agreed to cancel an aggregate of 900,000 shares of common stock held by Mr. Lee and China Trillion. Mr. Lee and China Trillion did not receive any consideration for the cancellation of shares. The shares were returned to the authorized but unissued capital of the Company. As of March 31, 2002, the Company had 15 shareholders of record of our common stock and a total of 15,046,715 shares of common stock issued and outstanding. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors. The Company's Board of Directors has authority, without action by the Company's stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership in the Company of its stockholders and which may dilute the book value of the common stock.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. The Company has not paid dividends on its common stock, and it does not anticipate that it will pay dividends in the foreseeable future. In the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is in profit.

Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common stock offered hereby will be, upon issuance, fully paid and non-assessable.

Warrants outstanding as of March 31, 2002

Waistech has issued warrants which collectively allow the holders to purchase up to 50,000 shares of Waistech's common stock.

Dividends

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company's ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

Transfer Agent

We have not presently retained a transfer agent, but intend to retain a transfer agent before our registration statement becomes effective.

We are subject to the Securities and Exchange Commission's "penny stock" rules because our common stock presently sells below $5.00 per share.

Trading in our securities is subject to the requirements of the Securities and Exchange Commission's rules with respect to securities trading below $5.00, which are referred to as "penny stocks". These rules require the delivery prior to any transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell "penny stocks" to persons other than established customers and accredited investors, which are generally defined as institutions or an investor individually or with their spouse, who has a net worth exceeding $1,000,000 or annual income, individually exceeding $200,000 or, with their spouse, exceeding $300,000. For these types of transactions the broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock which could severely limit its market price and liquidity.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities may constitute "penny stocks" within the meaning of the rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.

Stockholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Rule 144 and Shares Eligible for Future Sales

Upon completion of this offering, the Company will have 16,046,715 shares of common stock outstanding. Only those shares sold in this offering (1,000,000 shares of common stock) and shares registered for the accounts of certain selling stockholders (2,404,465) will be freely tradable without restriction or further registration under the Securities Act, as amended, unless they are purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company), which will be subject to the limitations of Rule 144 adopted under the Securities Act, as amended. All of the remaining 12,592,250 shares are deemed to be restricted securities, as that term is defined under Rule 144 promulgated under the Securities Act, as amended, in that such shares were issued and sold by the Company in private transactions not involving a public offering.

In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) of the Company may sell shares of common stock within any three-month period in an amount limited to the greater of 1% of the outstanding shares of our common stock (160,467 shares immediately after the completion of this offering) or the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company.

LEGAL PROCEEDINGS

The Company, in the normal course of business, may be engaged in lawsuits, as a plaintiff or defendant, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to its business. No lawsuits are presently pending against us.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

EXPERTS

Our financial statements as of February 28, 2001 and for the period since inception have been included in this prospectus and in the registration statement in reliance on the report of Dale Matheson Carr-Hilton ("DMC"), Vancouver, British Columbia, which firm is serving as our independent auditors. DMC's report is included upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of our common stock has been passed upon on our behalf by the law firm of Fraser and Company, Vancouver, British Columbia.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, D.C., relating to the securities offered. For further information with respect to us and the securities offered, you may review the Registration Statement, including the exhibits, without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

PART F/S

Copy of the Company's audited consolidated financial statements since inception for the period ended February 28, 2001, and the unaudited financial statements for the nine months ended November 30, 2001, as follows:

Financial Statements

of

WAISTECH INTERNATIONAL, INC.

(February 28, 2001)

AUDITORS' REPORT

To the Directors of
   Waistech International, Inc.

We have audited the balance sheets of Waistech International, Inc. (a development stage company) as at February 28, 2001 and February 28, 2000 and the related statements of operations and stockholders' equity and cash flows for the period from October 15, 1999 (date of inception) to February 28, 2000 and for the year ended February 28, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at February 28, 2001 and February 28, 2000 and the results of its operations and the cash flows for the period from October 15, 1999 (date of inception) to February 28, 2000 and the year ended February 28, 2001 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's revenue generating activities are not in place and the Company has incurred a loss. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Dale Matheson Carr-Hilton"

DALE, MATHESON, CARR-HILTON
  CHARTERED ACCOUNTANTS
Vancouver, B.C.

April 3, 2001

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

BALANCE SHEET

February 28, 2001

	2001 $	2000 $
ASSETS CURRENT ASSETS Cash	4	4
LIABILITIES CURRENT LIABILITIES Accrued liabilities	10,000	5,000
STOCKHOLDERS' EQUITY CAPITAL STOCK (Note 6) 25,000,000 common voting shares authorized, $.001 par value 3,500,000 shares issued and outstanding	4	4
Deficit accumulated in the development stage	(10,000)	(5,000)
	(9,996)	(4,996)
	4	4

See Notes to Financial Statements

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

October 15, 1999 (date of inception)
to February 28, 2001

	Cumulative During Development Stage	Year ended February 28 2001 $	From Inception on October 19 to February 28, 2000 $
REVENUE	-	-	-
EXPENSES	10,000	5,000	5,000
NET LOSS	(10,000)	(5,000)	(5,000)
LOSS PER COMMON SHARE		-	-
WEIGHTED AVERAGE COMMON SHARES		3,500,000	3,500,000

See Notes to Financial Statements

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

October 15, 1999 (date of inception)
to February 28, 2001

	Common Shares	$ Amount
Balance at October 15, 1999	-	-
Issuance of common stock for cash	3,500,000	4
Net loss	-	(10,000)
CASH, END OF PERIOD	3,500,000	(9,996)

See Notes to Financial Statements

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

October 15, 1999 (date of inception)
to February 28, 2001

	Cumulative During Development Stage $	Year Ended Feb. 28, 2001 $	From Inception on Oct. 19 to Feb. 28, 2000 $
CASH FLOWS FROM OPERATING ACTIVITIES Net loss Accrued liabilities	(10,000) 10,000 -	(5,000) 5,000 -	(5,000) 5,000 -
CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES Issuance of common stock	4	-	4
NET INCREASE IN CASH	4	-	4
CASH, BEGINNING OF PERIOD	-	4	-
CASH, END OF PERIOD	4	4	4

See Notes to Financial Statements

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

October 15, 1999 (date of inception)
to February 28, 2001

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)   Organization

The Company was organized under the laws of the State of Nevada on October 14, 1999 (date of inception) under the name PetCare.card, Inc. On February 16, 2001, the Company changed its name to Waistech International, Inc. The Company has not commenced planned principal operations. The Company proposes to seek business ventures that will allow for long term growth. Further, the Company is considered a development stage company as defined in SFAS No. 7 and has not, thus far, engaged in business activities of any kind. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

b)   Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

c)   Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards.

d)   Earnings Per Share

The computation of basic earning per common share is based on the weighted average number of shares outstanding during each period.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. The Company did not have any stock options or warrants outstanding at February 28, 2001.

e)   Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally issured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

f)   Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From date of inception January 1, 2001
to February 28, 2001

2.   GOING CONCERN

As of February 28, 2001, the Company's revenue generating activities are not in place, and the Company has incurred a loss for the period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to seek additional funding through business ventures. There can be no assurance that such funds will be available to the Company, or available on terms acceptable to the Company.

3.   INCOME TAXES

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of an increase in the valuation allowance to offset the deferred tax asset related to the net operating loss carryforward.

The Company has net operating loss carryforwards of approximately $10,000, which begin to expire in the year 2021. The amount of net operating loss carryforward that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.

4.   SUPPLEMENTAL CASH FLOW INFORMATION

No amounts were paid for interest or income taxes during the period ended February 28, 2001.

During the period ended February 28, 2001, the Company issued common stock in exchange for a stock subscription receivable.

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From date of inception January 1, 2001
to February 28, 2001

5.   RECENT ACCOUNTING PRONOUNCEMENTS

In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective date of FASB Statements No. 133". SFAS 133 establishes accounting and reporting standards of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.

6.   SUBSEQUENT EVENT

On March 7, 2001, the Company issued a forward stock split which resulted in an increase in its authorized common shares from 25,000 to 25,000,000. The stockholders as at that date received 1,000 shares for each share held resulting in issued and outstanding shares increasing from 3,500 to 3,500,000. There was no change to the dollar amount of issued capital stock. The effect of the forward stock split has been accounted for retroactively.

Interim Financial Statements

of

WAISTECH INTERNATIONAL, INC.

Nine months ended November 30, 2001
(unaudited)

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

BALANCE SHEET

(UNAUDITED)

	November 30 2001 $	February 28 2001 $
ASSETS CURRENT ASSETS Cash INVESTMENT IN JOINT VENTURE (Note 7)	306 1 307	4 - 4
LIABILITIES CURRENT LIABILITIES Loan payable (Note 5) Accrued liabilities	5,668 15,000 20,668	- 10,000 10,000
SHAREHOLDERS' EQUITY CAPITAL STOCK (Note 5) 25,000,000 common voting shares authorized, $.001 par value 15,935,715 shares issued and outstanding Deficit accumulated in the development stage	328 (20,689)	4 (10,000)
	(20,361)	(9,996)
	307	4

See Notes to Financial Statements

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

For the nine months ended November 30, 2001 and 2000

(UNAUDITED)

	2001 $	2000 $
REVENUE EXPENSES	- 10,689	- -
NET LOSS	10,689	-
BASIC AND DULUTED LOSS PER COMMON SHARE	-	-
WEIGHTED AVERAGE COMMON SHARES	11,280,390	3,500,000

See Notes to Financial Statements

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

For the three months ended November 30, 2001 and 2000

(UNAUDITED)

	2001 $	2000 $
REVENUE EXPENSES	- 10,689	- -
NET LOSS	10,689	-
BASIC AND DULUTED LOSS PER COMMON SHARE	-	-
WEIGHTED AVERAGE COMMON SHARES	14,717,857	3,500,000

See Notes to Financial Statements

WAISTECH INTERNATIONAL, INC.
 (A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

For the nine months ended November 30, 2001

(UNAUDITED)

	2001		2000
	Shares	$ Amount	Shares	$ Amount
Balance at beginning of period	3,500,000	(9,996)	3,500,000	4

Issuance of common stock for:
Cash	12,435,715	324	-	-

Net loss	-	(10,689)	-	-

Balance at end of period	15,935,715	(20,631)	3,500,000	4

See Notes to Financial Statements

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the nine months ended November 30, 2001

(UNAUDITED)

	2001 $	2000 $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(10,689)	-
Accrued liabilities	5,000	-
	(5,689)	-
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in joint venture	(1)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Loan payable	5,668	-
Issuance of common stock	324	-
	5,992	-
NET INCREASE IN CASH	302	-

CASH, BEGINNING OF PERIOD	4	4

CASH, END OF PERIOD	306	4

See Notes to Financial Statements

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the nine months ended November 30, 2001

(UNAUDITED)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)   Organization

The Company was organized under the laws of the State of Nevada on October 14, 1999 (date of inception) under the name PetCare.card, Inc. On February 16, 2001, the Company changed its name to Waistech International, Inc. The Company has not commenced planned principal operations. The Company proposes to seek business ventures that will allow for long term growth. Further, the Company is considered a development stage company as defined in SFAS No. 7 and has not, thus far, engaged in business activities of any kind. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

b)   Basis of presentation

The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB and Item 310(b) of Regulation SB. Accordingly, certain information or footnote disclosures normally included in complete financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements include all adjustments necessary, which are of a normal and recurring nature, for the fair presentation of the results of the interim periods presented.

These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended February 28, 2001. Operating results for the three months ended November 30, 2001 are not necessarily indicative of the results which may be expected for any other interim period or for the year ended February 28, 2002. Certain reclassifications have been made to conform prior years' data to the current period presentation.

c)   Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the nine months ended November 30, 2001

(UNAUDITED)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
        POLICIES cont.

d)   Investment in joint venture

The investment in joint venture is accounted for under the equity method. To the date of these statements the joint venture has incurred no financial transactions.

e)   Income Taxes

Future income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards.

f)   Earnings Per Share

The computation of basic earning per common share is based on the weighted average number of shares outstanding during each period.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. The dilutive impact of issued warrants was not material.

g)   Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

h)   Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the nine months ended November 30, 2001

(UNAUDITED)

2.  GOING CONCERN

As of November 30, 2001, the Company's revenue generating activities are not in place, and the Company has incurred a loss for the period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to seek additional funding through further share offerings. There can be no assurance that such funds will be available to the Company, or available on terms acceptable to the Company.

3.  INCOME TAXES

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of an increase in the valuation allowance to offset the future tax asset related to the net operating loss carryforward.

The Company has net operating loss carryforwards of approximately $20,689, which begin to expire in the year 2021. The amount of net operating loss carryforward that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.

4.   SUPPLEMENTAL CASH FLOW INFORMATION

No amounts were paid for interest or income taxes during the nine month period ended November 30, 2001.

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the nine months ended November 30, 2001

(UNAUDITED)

5.   CAPITAL STOCK

On March 7, 2001, the Company issued a forward stock split which resulted in an increase in its authorized common shares from 25,000 to 25,000,000. The shareholders at that date received 1,000 shares for each share held resulting in issued and outstanding shares increasing from 3,500 to 3,500,000. There was no change to the dollar amount of issued capital stock. The effect of the forward stock split has been accounted for retroactively.

On May 11, 2001, the Company issued 10,000,000 common shares to a principal shareholder for total cash consideration of $300.

On October 16, 2001, the Company issued 2,435,715 common shares for total cash consideration of $24.

On October 16, 2001, the Company issued 50,000 warrants that grant the holder the right to acquire 1 share for each warrant with an exercise price of $5.00 per share. These warrants expire on October 15, 2011.

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the nine months ended November 30, 2001

(UNAUDITED)

6.   CUMULATIVE STATEMENTS
$
a) CUMULATIVE STATEMENT OF OPERATIONS AND DEFICIT
Expenses
Office expenses Travel and promotion Professional fees	188 5,334 15,167
CUMULATIVE NET LOSS, being deficit accumulated in the development stage	(20,689)

b) CUMULATIVE STATEMENT OF CASH FLOWS
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(20,689)
Accrued liabilities	15,000
(5,689)
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in joint venture	(1)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan payable	5,668
Issuance of common stock	328
5,996
CASH, end of period	306

WAISTECH INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the nine months ended November 30, 2001

(UNAUDITED)

7.   INVESTMENT IN JOINT VENTURE

On November 6, 2001, the Company acquired from a principal shareholder an 80% interest in a joint venture known as "China-E Online Ltd.". The purchase price was $1 and has been paid in full. According to the joint venture agreement, the Company was required to contribute an additional $1,350,000 cash as a capital contribution. This amount was to have been advanced within 6 months of the joint venture obtaining certain business licenses for implementing its business plan in The Peoples Republic of China. None of these licenses had been obtained as at November 30, 2001. In addition, all of the joint venturers unanimously agreed to waive the requirement for this capital contribution.

The business of the joint venture is to develop computer and internet communication technologies, produce and market these technologies; and provide related consulting services. The Company has the right to appoint five directors to the joint venture's board which will consist of eight directors in total. As at November 30, 2001, the joint venture had not entered into any financial transactions.

PART II

Item 24.  Indemnification of Directors and Officers

The Company's By-Laws and sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. Sections 78.7502 and 78.791 provide as follows:

Section 78.7502.   Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

(1)   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3)   To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

(1)   Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)   By the stockholders;

(b)   By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)   If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)   If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2)   The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3)   The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)   Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)   Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our directors and officers shall be indemnified for any monies they pay in settlement of actions performed while a director or officer. This may hurt our profitability.

Our By-Laws and sections 78.7502 and 78.751 of the Nevada Revised Statutes provide for indemnification of our officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. We have authorized the indemnification of our officer and director to the full extent available under the Nevada Revised Statutes.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

Set forth below is a statement of expenses expected to be incurred by the Company in connection with the issuance and distribution of the securities to be registered. The amounts set forth are estimates except for the SEC registration fee. All of the following expenses will be paid by the Company.

SEC Registration Fee	$922
Printing Fees	100
Legal Fees and Expenses	64,478
Accounting Fees and Expenses	6,000
Blue Sky Fees	2,000
Transfer Agent and Registrar Fees	500
Miscellaneous	1,000
Total	$75,000

Item 26.  Recent Sales of Unregistered Securities

The Company has sold the following securities which were not registered under the Securities Act of 1933. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

Date	Name	No. of Securities	Consideration	Note Reference
Oct. 1999	Anthony Chow and Anthony Lee	3,500,000 shares of common stock	$3.50 cash	A
May 15, 2001	Jadepear Investment Ltd.	10,000,000 shares of common stock	$300.00 cash	A
Oct. 16, 2001	Five persons	2,435,715 shares of common stock warrants to acquire 50,000 shares of common stock	$24.35 cash	A
Jan. 25 to Feb. 4, 2002	Five persons	11,000 shares of common stock	$6,500.00 cash	B

A.   The sale of these shares was an exempt transaction under Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. The securities sold were acquired for investment purposes only and without a view to distribution. At the time the shares were purchased, the purchasers were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. The purchasers acquired the securities for their own account. The certificates evidencing the shares cannot be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares sold are "restricted" shares as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission. No underwriters were involved with the sale of these shares and no commissions or other forms of remuneration were paid to any person in connection with such sale.

B   The issuance of these shares was made in reliance upon the exemption to registration contained in Rule 903(b)(3)(iii)(A) of Regulation S, promulgated under the Securities Act of 1933, to offshore residents. None of the offerees or purchasers are U.S. persons, as defined in Rule 902(k) of Regulation S, and no directed selling efforts were conducted in the U.S., as defined in Rule 902(c).

Item 27.  Exhibits and Financial Statement Schedules
Exhibit No.	Description of Exhibit
3.1*	Articles of Incorporation of Waistech International, Inc., a Nevada corporation, filed with the State of Nevada under the name PetCareCard, Inc. on October 14, 1999
3.2*	Amendment to Articles of Incorporation, filed with the State of Nevada on February 16, 2001
3.3*	Amendment to Articles of Incorporation, filed with the State of Nevada on March 7, 2001
3.4*	By-laws of the Company adopted on October 14, 1999.
4.1**	Form of common stock certificate
5.1	Opinion of Counsel
10.1**	Transfer of Equity Joint Venture Interest Agreement dated November 6, 2001, from Jadepear Investment Ltd. to the Company.
10.2	Joint Venture Agreement dated June 2001, among Computing Center, the Company and China Intric.
10.3	Articles of Association of ChinaE-Online Ltd. of 2001
10.4	Approval dated January 8, 2002, from the Beijing Mentougou District Commission of Foreign Economic Relations and Trade for the establishment of the ChinaE-Online joint venture
10.5

Certificate of Approval for ChinaE-Online Ltd. dated January 18, 2002, from the People's Government of Beijing for Establishment of Enterprises with Investment of Taiwan, Hong Kong, Macao and Overseas Chinese in the People's Republic of China

23.1	Consent of Counsel (included in 5.1)
23.2	Consent of Dale Matheson Carr-Hilton, dated April 11, 2002
24.1	Power of Attorney (included in the signature page of this Registration Statement)
99.1**	Subscription Agreement

*  Incorporated by reference to same exhibit filed with the Company's Form 10-SB Registration Statement on April 20, 2001.

**  Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on November 15, 2001

Item 28.  Undertakings

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)   include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(b)   reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(c)   include any additional or changed material information on the plan of distribution.

(2)   That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedence, submitted to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Anthony C.Y. Chow, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believes that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on April 11, 2002.

Waistech International, Inc. By: "Anthony C.Y. Chow" Anthony C.Y. Chow, President, Secretary and Treasurer By: "Anthony W.Y. Lee" Anthony W.Y. Lee, Vice President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated

By: "Anthony C.Y. Chow" Anthony C.Y. Chow, Director	April 11, 2002
By: "Donald C. Chan" Donald C. Chan, Director	April 11, 2002